Exhibit 99.1

Cable ONE Announces the Appointment of Steven Cochran as Senior Vice President and Chief Financial Officer

July 5, 2018 - Phoenix, Arizona -- (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) today announced that its Board of Directors has appointed Steven Cochran as Senior Vice President and Chief Financial Officer. Cochran will join Cable ONE as Senior Vice President on August 6, 2018 and will succeed Kevin Coyle as Chief Financial Officer effective August 13, 2018, following the release of the Company’s second quarter earnings results. Coyle, who previously announced his intention to retire, will remain a Senior Vice President until early January 2019, serving in an advisory role and working closely with Cochran to ensure a seamless transition.

A veteran of the cable industry, Cochran spent 15 years at Wide Open West (WOW), a Denver-based cable operator. During his tenure at WOW, Cochran held positions of increasing responsibility, including Chief Financial Officer, Chief Operating Officer, President and, most recently, Chief Executive Officer. Prior to WOW, Cochran was Senior Vice President and Chief Financial Officer at Millennium Digital Media.

“I’m very pleased to welcome Steven to the Cable ONE team,” said Julie Laulis, Cable ONE President and CEO. “His extensive financial, operational and strategic expertise in the cable industry will serve Cable ONE and our stakeholders well. This deep understanding of our holistic business and his competitive experience will allow him to play a key role in driving our long-term success.”

Cochran holds a master’s degree in accounting science and a bachelor’s degree in economics from the University of Illinois—Urbana Champaign.

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About Cable ONE

Cable ONE (NYSE: CABO) is among the 10 largest cable companies in the United States and a leading broadband communications provider. Serving residential and business customers in 21 states, Cable ONE provides consumers with a wide array of communications and entertainment services, including high-speed internet and advanced Wi-Fi solutions, cable television and phone service. Cable ONE Business provides scalable and cost-effective products for businesses ranging in size from small to mid-market, in addition to enterprise, wholesale and carrier customers.

CONTACTS:
Trish Niemann
Corporate Communications Director
602.364.6372
patricia.niemann@cableone.biz

Kevin Coyle

CFO

investor_relations@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the cable industry and our business and financial results. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Important factors that could cause our actual results to differ materially from those in our forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors:

●	uncertainties as to our ability and the amount of time necessary to realize the expected synergies and other benefits of the acquisition of NewWave Communications (“NewWave”);
●	our ability to integrate NewWave’s operations into our own in an efficient and effective manner;
●	rising levels of competition from historical and new entrants in our markets;
●	recent and future changes in technology;
●	our ability to continue to grow our business services product;
●	increases in programming costs and retransmission fees;
●	our ability to obtain hardware, software and operational support from vendors;
●	the effects of any new significant acquisitions by us;
●	adverse economic conditions;
●	the integrity and security of our network and information systems;
●	the impact of possible security breaches and other disruptions, including cyber-attacks;
●	our failure to obtain necessary intellectual and proprietary rights to operate our business and the risk of intellectual property claims and litigation against us;
●	our ability to retain key employees;
●	changing and additional regulation of our data, video and voice services, including legislative and regulatory efforts to impose new legal requirements on our data services;
●	our ability to renew cable system franchises;
●	increases in pole attachment costs;
●	changes in local government franchising authority and broadcast carriage regulations;
●	the potential adverse effect of our indebtedness on our business, financial condition or results of operations and cash flows;
●	the possibility that interest rates will rise, causing our obligations to service our variable rate indebtedness to increase significantly;
●	our ability to incur future indebtedness;
●	fluctuations in our stock price;
●	our ability to continue to pay dividends;
●	dilution from equity awards and potential stock issuances in connection with acquisitions;
●	provisions in our charter, by-laws and Delaware law that could discourage takeovers;
●	changes in our estimates of the impact of the 2017 Federal tax reform legislation;
●	changes in generally accepted accounting principles in the United States or other applicable accounting policies; and
●	the other risks and uncertainties detailed in the section titled “Risk Factors” in our latest Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission.

Any forward-looking statements made by us in this communication speak only as of the date on which they are made. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.